                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                  SYNTEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [SYNTEL LOGO]

April 24, 2002

Dear Shareholder:

     It is my pleasure to invite you to attend Syntel's 2002 Annual Meeting of Shareholders on Friday, May 17, 2002, at 10:00 a.m. The meeting will be held at the Inter-Continental Hotel, 111 East 48th Street, New York, New York. If you should need directions to the Inter-Continental Hotel or information on parking, please contact them at (212) 755-5900.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, the election of directors.

     Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign, and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may of course revoke your proxy and vote in person at the meeting if you wish.

                                          Sincerely,
                                          /s/BHARAT DESAI

                                          Bharat Desai
                                          Chairman, President, and Chief
                                          Executive Officer

                                  SYNTEL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2002

--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Friday, May 17, 2002, at 10:00 a.m., at the Inter-Continental Hotel, 111 East 48th Street, New York, New York. The purposes of the Annual Meeting are to:

     1. elect two directors for a term of three years; and

     2. conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on March 25, 2002 may receive notice of and vote at the meeting.

                                          By Order of the Board

                                          /s/ DANIEL M. MOORE
April 24, 2002                            Daniel M. Moore
                                          Chief Administrative Officer
                                          and Secretary

--------------------------------------------------------------------------------

WE WOULD LIKE SHAREHOLDERS TO COME TO THE MEETING, BUT, EVEN IF YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                  SYNTEL, INC.
                      525 EAST BIG BEAVER ROAD, SUITE 300
                              TROY, MICHIGAN 48083

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 17, 2002

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. ("Company") in connection with the solicitation of proxies to be used at the 2002 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Inter-Continental Hotel, 111 East 48th Street, New York, New York, on Friday, May 17, 2002, at 10:00 a.m.

     The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy were mailed or given to shareholders beginning on April 24, 2002. The Company's 2001 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at the Company's expense.

REVOKING A PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy. You may deliver a written notice of revocation, which is dated after the date of the proxy, to the inspectors of the election at or before the Annual Meeting. You may deliver a later-dated proxy to the inspectors of the election at or before the Annual Meeting. You may attend the Annual Meeting in person and vote your shares by ballot.

RECORD DATE

     The record date for determining shareholders entitled to vote at the Annual Meeting is March 25, 2002. Each of the 38,707,086 shares of Common Stock of the Company issued and outstanding on that date and not held in an account for the benefit of the Company is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.

                       MATTERS TO COME BEFORE THE MEETING
                             ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes of members, each class being as nearly equal in number as possible. One class of directors is elected each year to hold office for a three-year term and until successors of that class are duly elected and qualified. There are currently five members of the Board.

     Two directors are to be elected at the Annual Meeting to serve for a term ending at the 2005 Annual Meeting of Shareholders. The nominees named below have been selected by the Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect the nominees as directors.

     The persons receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominee who receives the largest number of votes cast is elected as a director. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case a nominee is unable or declines to serve, proxies will be voted for another person designated by the Board of Directors to replace the nominee. However, the Board of Directors does not anticipate this will occur.

     Information concerning the nominees for election and the directors continuing in office, with respect to age and positions with the Company or other principal occupations for the past five years follows. Mr. Desai and Ms. Sethi have been directors of the Company since its formation in April 1980. Messrs. Mrkonic, Van Houweling, and Choksi became members of the Board upon completion of the Company's initial public offering in August 1997.

       NOMINEES FOR ELECTION AS A DIRECTOR UNTIL THE 2005 ANNUAL MEETING

     NEERJA SETHI, age 47, is a co-founder of the Company and has served as its Vice President, Corporate Affairs and as a director since the Company's formation in 1980, and as Secretary and Treasurer from 1980 to March 1996. Ms. Sethi is the spouse of Mr. Desai.

     DOUGLAS E. VAN HOUWELING, age 58, has been Chief Executive Officer and President of the University Corporation for Advanced Internet Development (UCAID) since November 1997. UCAID is the not for profit organization created by the higher education community to support continued development of the Internet through the Internet2 project. Dr. Van Houweling is also a Professor of Information at the University of Michigan. From December 1984 until November 1997, he was Vice Provost for Information and Technology and from 1995 until November 1997 he was the Dean for Academic Outreach, both at the University of Michigan. Dr. Van Houweling is also a director of Adaptec, Inc., a provider of electronic data storage access solutions.

          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING

     BHARAT DESAI, age 49, is a co-founder of the Company and has served as its President and Chief Executive Officer and as a director since its formation in 1980. He has also served as Chairman of the Board since February 1999. Mr. Desai is the spouse of Ms. Sethi.

     PARITOSH K. CHOKSI, age 49, is Executive Vice President, Chief Operating Officer, and Chief Financial Officer and a director of ATEL Capital Group, a financial services management company, and has served in those capacities since April 2001. From May 1999 to April 2001, Mr. Choksi was Chief Financial Officer, Senior Vice President, and a director of ATEL Capital Group. From December 1997 through April 1999, Mr. Choksi was Chief Financial Officer of Wink Communications, a developer of interactive television. From 1977 through November 1997, Mr. Choksi was associated with the Phoenix American group of companies, and at the end of that period served as Phoenix American's Senior Vice President, Chief Financial Officer, and Treasurer and as a director.

          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2004 ANNUAL MEETING

     GEORGE R. MRKONIC, age 49, is former President and Vice Chairman and a director of Borders Group, Inc., a retailer of books and music headquartered in Ann Arbor, Michigan. From November 1994 to January 1997, Mr. Mrkonic was Vice Chairman and President and from January 1997 to January 2002 Vice Chairman, both of Borders Group, Inc. Mr. Mrkonic is also a director of Champion Enterprises, Inc., a manufacturer and seller of manufactured homes, Nashua Corporation, a producer of specialty paper and label products, and Galyan's Trading Company, Inc., a specialty retailer of products for active lifestyles.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $2,000 per Board meeting and $500 per Committee meeting for Committee meetings not held on the same day as a Board meeting. All directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings. The

Company periodically grants the non-employee directors, Messrs. Choksi, Mrkonic, and Van Houweling, shares of the Company's Common Stock or options to purchase the Company's Common Stock as additional compensation. No grants were made in 2001. On January 14, 2002, the non-employee directors were each granted 10,000 options to purchase the Company's Common Stock as additional compensation for their service as directors. The options have a ten year term and were granted at the closing price of the Company's Common Stock on January 14, $13.55 per share. The options vest in 25% increments over the first four anniversary dates of the option grant. In addition, the Board of Directors approved a conditional grant to each non-employee director of up to 10,000 additional options to purchase the Company's Common Stock. This additional option grant is conditioned upon the non-employee director purchasing the Company's Common Stock in the open market during the six month period between February 18, 2002 and August 19, 2002. For each share purchased during that period, the non-employee director will receive an option to purchase one share of the Company's Common Stock, up to a maximum of 10,000 options, at the Common Stock's closing price on August 20, 2002. These options would also have a ten year term and vest in 25% increments over the first four anniversary dates of the option grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors meets regularly, at least once each quarter. During 2001, the Board of Directors held ten meetings. The standing committees established by the Board of Directors are described below. The Board of Directors does not have a nominating committee or any committee performing similar functions. Each director attended at least 75% of the board and committee meetings he or she was required to attend.

     AUDIT COMMITTEE. The Audit Committee is responsible for reviewing with management and the independent auditors the financial controls, accounting and reporting activities, and legal and compliance issues of the Company. The Audit Committee met seven times during 2001. The members of the Audit Committee are Paritosh K. Choksi, Douglas E. Van Houweling (Committee Chairperson), and George
R. Mrkonic.

     COMPENSATION COMMITTEE. The Compensation Committee develops and monitors the executive compensation policies of the Company. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The Compensation Committee met five times during 2001. The members of the Compensation Committee are Paritosh K. Choksi (Committee Chairperson), Douglas E. Van Houweling, and George R. Mrkonic.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

     Compensation policies for executive officers are developed and monitored by the Compensation Committee of the Board of Directors. The Committee recommends to the Board of Directors the nature and amount of compensation for all executive officers. This Committee consists of three independent directors who are neither officers nor employees of the Company.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, the Company's compensation policies can be summarized as:

     (a) annual base salaries targeted to be competitive with other leading information technology (IT) services companies with which the Company competes for talent;

     (b) annual cash bonuses based on improved Company performance; and

     (c) long-term incentive-based compensation through the Company's 1997 Stock Option and Incentive Plan and Employee Stock Purchase Plan which is used to link executive performance to shareholder interests, encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

     Each component of compensation (annual base salary, annual cash bonus, and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES

     Executive salaries are intended to be competitive with other leading IT services companies with which the Company competes for personnel. Executive salary levels are based on level of job responsibility, individual performance, and published compensation data for comparable companies.

ANNUAL CASH BONUSES

     Annual incentive-based compensation is provided primarily through cash bonuses. Bonuses are based upon the achievement of specified individual and corporate goals, as well as a review of personal performance which is determined at the discretion of the Committee.

LONG-TERM PERFORMANCE INCENTIVES

     The Committee grants stock options, with ten-year terms at an exercise price equal to the fair market value on the date of grant, having a value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to develop shareholder value and rewards them in proportion to the gain received by other shareholders. The Committee considers the level of stock options granted by comparable IT services companies and the number of Company stock options previously granted in reaching its decision to make additional grants of stock options, but does not have a specific weighting formula for each factor.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on non-discretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the same procedures described above for the other executive officers in setting the annual salary and bonus for Bharat Desai, the Company's Chief Executive Officer. The Committee will evaluate the performance of Mr. Desai at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met. The Committee does not assign relative weights or rankings to particular factors, but makes its determination based upon a consideration of all such factors.

                                          COMPENSATION COMMITTEE
                                          Paritosh K. Choksi, Chairman
                                          George R. Mrkonic
                                          Douglas E. Van Houweling

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                 ANNUAL COMPENSATION     SECURITIES
                                                 --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        FISCAL YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------        -----------   ---------   --------    ----------    ---------------
Bharat Desai.....................     2001       $300,000      -0-         -0-             -0-
  Chairman, President, and            2000       $300,000      -0-         -0-             -0-
  Chief Executive Officer             1999       $300,000      -0-         -0-             -0-
Prakash Kenjale..................     2001       $158,333    $ 15,000      20,000          $ 2,506(1)
  Chief Technology Officer            2000       $147,083    $ 80,000         -0-          $ 2,077(1)
                                      1999       $139,663    $ 14,000      25,000          $ 1,644(1)
Marlin Mackey....................     2001       $213,333    $ 37,500      60,000          -0-
  Senior Vice President,              2000       $179,167    $115,000      -0-             -0-
  Global Relationships                1999       $158,333    $ 41,000      30,000          -0-
Daniel M. Moore..................     2001       $214,167    $ 25,000      15,000          $   970(1)
  Chief Administrative Officer        2000       $209,583    $ 50,000      -0-             $   890(1)
  and Secretary                       1999       $197,917    $ 20,000      30,500          $   820(1)
Rajiv Tandon.....................     2001       $225,000    $ 35,000      50,000          $11,500(2)
  Senior Vice President,              2000       $198,333    $100,000      -0-             $12,000(2)
  North American Operations           1999       $158,542    $ 51,000      62,500          $11,500(2)

----------------------------------
(1) These amounts reflect payments by the Company for life insurance upon the named executive officers.

(2) These amounts are city allowances for working in a Syntel office located in a metropolitan area with a high cost of living.

OPTION/SAR GRANTS IN LAST FISCAL PERIOD

     The following table provides information about stock options granted to the persons named in the Summary Compensation Table during the last fiscal year. The table also shows projected hypothetical gains for the options over the full option term, based on assumed annual compound rates of stock price appreciation of 5% and 10% and have not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                              INDIVIDUAL GRANTS(1)
                                ------------------------------------------------
                                             % OF TOTAL                              POTENTIAL REALIZABLE
                                NUMBER OF     OPTIONS                              VALUE AT ANNUAL RATES OF
                                SECURITIES   GRANTED TO                            STOCK PRICE APPRECIATION
                                UNDERLYING   EMPLOYEES    EXERCISE                      FOR OPTION TERM
                                 OPTIONS     IN FISCAL      PRICE     EXPIRATION   -------------------------
NAME                            GRANTED(#)      YEAR      ($/SHARE)      DATE          5%            10%
----                            ----------   ----------   ---------   ----------   -----------   -----------
Bharat Desai..................    -0-
Prakash Kenjale...............    20,000        2.5%        $5.00      1/17/11       $ 62,888      $159,374
Marlin Mackey.................    60,000        7.6%        $5.00      1/17/11        188,664       478,122
Daniel M. Moore...............    15,000        1.9%        $5.00      1/17/11         47,166       119,531
Rajiv Tandon..................    50,000        6.3%        $5.00      1/17/11        157,220       398,435

----------------------------------
(1) All options granted to employees have a ten year term and, for employees with less than five years service with the Company, become exercisable in annual installments of 10%, 20%, 30% and 40% of the shares subject to the options on the first, second, third and fourth anniversaries, respectively, of the grant date. Upon completing five years service with the Company, the shares subject to an employee's subsequent option grants become exercisable in equal installments of 25% each on the first four anniversaries of the grant date. Of the persons named above, Prakash Kenjale, Marlin Mackey and Rajiv Tandon had more than five years service with the Company prior to the grant of their options in 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the exercise of stock options and the value of unexercised in-the-money options held at the end of the last fiscal year by the persons named in the Summary Compensation Table.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                       ACQUIRED ON      VALUE      ---------------------------   ----------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -----------    -------------
Bharat Desai.........    -0-            -0-          -0-            -0-             -0-            -0-
Prakash Kenjale......     9,000        $69,450       22,500         37,500         $127,575       $213,725
Marlin Mackey........    -0-            -0-          39,000         81,000         $278,160       $558,015
Daniel M. Moore......    -0-            -0-          52,650         36,350         $393,093       $185,667
Rajiv Tandon.........    -0-            -0-          52,750         93,750         $365,600       $574,475

----------------------------------
(1) Assumes a market price of $12.93 per share, which was the last sale price before the close of the Company's fiscal year on December 31, 2001. At March 25, 2002 the last sale price was $14.29 per share.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder returns for the S&P 500 Stock Index and for an index of peer companies selected by the Company. The period for comparison is from August 12, 1997, the date of the initial public offering of the Common Stock, through December 31, 2001, the end of the Company's last fiscal year. The peer group index is composed of CIBER, Inc., Computer Horizons Corp., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., and Sapient Corporation. These companies were selected based on similarities in their service offerings and their competitive position in the industry. In prior years, Cambridge Technology Partners, Inc. was included in the index of peer companies selected by the Company. In 2001, Cambridge Technology Partners, Inc. was acquired by Novell, Inc. and therefore is no longer a separate publicly traded entity. For that reason, Cambridge Technology Partners, Inc. has now been excluded from the index of peer companies selected by the Company and peer performance has been recalculated accordingly.

           COMPARISON OF CUMULATIVE TOTAL RETURN FROM AUGUST 12, 1997
       THROUGH DECEMBER 31, 2001 AMONG SYNTEL, INC., S&P 500 STOCK INDEX
                        AND AN INDEX OF PEER COMPANIES*

                              [PERFORMANCE GRAPH]

                                       8/12/97   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
                                       -------   --------   --------   --------   --------   --------
Syntel, Inc..........................   $100       $106       $126       $180       $ 64       $144
S&P 500 Stock Index..................   $100       $105       $133       $159       $142       $124
Peer Group Index.....................   $100       $121       $136       $192       $141       $182

----------------------------------
* Assumes that the value of an investment in the Company's Common Stock and each index was $100 on August 12, 1997 and that all dividends were reinvested.

                             ADDITIONAL INFORMATION

                             AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for, among other things, recommending to the Board of Directors an independent accounting firm to conduct the independent audit of the Company, periodically reviewing the qualifications of the Company's independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent auditors for audit services, non-audit services, and related matters. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. that govern audit committee composition, including the requirement that all the members of the audit committee be "independent directors". The Board of Directors has adopted an Audit Committee Charter, which was previously provided with the Proxy Statement mailed to shareholders in connection with the Company's 2001 Annual Meeting of Shareholders.

     The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with PricewaterhouseCoopers LLP, the Company's independent auditors for 2001, both with and without management present. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received from PricewaterhouseCoopers LLP the written statements and the letter required by Independence Standards Board Standard No. 1, has discussed PricewaterhouseCoopers' independence with them, and has considered the compatibility of non-audit services with the auditor's independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Douglas E. Van Houweling, Chairman
                                          Paritosh K. Choksi
                                          George R. Mrkonic

INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as independent accountants for the Company since 1995. PricewaterhouseCoopers LLP was selected by the Board of Directors to serve as the Company's independent accountants for the fiscal year ending December 31, 2002. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will respond to appropriate questions.

     AUDIT FEES. The Company was billed a total of $104,500 by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's financial statements for the 2001 fiscal year and the reviews of the Company's interim financial statements.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company was not billed by PricewaterhouseCoopers LLP for professional services rendered in connection with financial information systems design and implementation during the 2001 fiscal year.

     ALL OTHER FEES. The Company was not billed by PricewaterhouseCoopers LLP for any other services during the 2001 fiscal year.

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management of the Company to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of March 25, 2002.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL    PERCENT
NAME AND ADDRESS                                              OWNERSHIP     OF CLASS
----------------                                              ----------    --------
Bharat Desai................................................  22,491,842(1)   58.1%
Neerja Sethi................................................  10,469,158(2)   27.0%

----------------------------------
(1) Includes 9,468,692 shares of Common Stock held in four trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 5,400 shares held in several educational trusts for the benefit of other individuals, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi. The business address of Mr. Desai is 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083.

(2) Includes 150,000 shares of Common Stock held in two trusts for the benefit of Ms. Sethi's descendants, of which trusts Ms. Sethi is a trustee, and 12,000 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai. The business address of Ms. Sethi is 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information, as of March 25, 2002, about the beneficial ownership of the Company's Common Stock by the nominees, present directors and named executive officers of the Company, and by all directors and executive officers as a group.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY     PERCENT OF
                            NAME                                OWNED(1)         CLASS
                            ----                              ------------     ----------
Paritosh K. Choksi..........................................       51,250            *
Bharat Desai................................................   22,491,842(2)      57.7%(4)
Prakash Kenjale.............................................       12,212            *
Marlin Mackey...............................................       61,438            *
Daniel M. Moore.............................................       63,509            *
George R. Mrkonic...........................................       49,000            *
Neerja Sethi................................................   10,469,158(3)      26.9%(4)
Rajiv Tandon................................................       65,638            *
Douglas E. Van Houweling....................................        9,000            *
All directors and executive officers as a group (12
  persons)..................................................   33,303,647         85.6%

----------------------------------
 *  Less than 1%

(1) The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which were unexercised on March 25, 2002: Paritosh K. Choksi, 3,000; Marlin Mackey, 56,250; Daniel M. Moore, 58,800; George R. Mrkonic, 3,000; Rajiv Tandon, 64,000; Douglas E. Van Houweling, 3,000; and all directors and executive officers as a group, 218,650.

(2) Includes 9,468,692 shares of Common Stock held in four trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 5,400 shares held in several educational trusts for the benefit of other individuals, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi.

(3) Includes 150,000 shares of Common Stock held in two trusts for the benefit of Ms. Sethi's descendants, of which trusts Ms. Sethi is a trustee, and 12,000 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai.

(4) Percentages may vary between this table and the preceding table because, when calculating percentages, this table includes exercisable but unexercised options in the total number of shares outstanding.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following persons filed the listed reports after their due dates: Atul Kunwar, one Form 3 Initial Statement of Beneficial Ownership of Securities; Prakash Kenjale, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction; Baru Rao, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction; and Rajiv Tandon, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Shareholder proposals to be presented at the 2003 Annual Meeting must be received by the Company not later than December 24, 2002 if they are to be included in the Company's Proxy Statement for the 2003 Annual Meeting. Such proposals should be addressed to the Secretary at the Company's executive offices.

     Shareholder proposals to be presented at the 2003 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement for that meeting must be received by the Company not less than 60 nor more than 90 days before the date of the meeting or no later than 10 days after the day of the public announcement of the date of the meeting in accordance with the procedures contained in the Company's Bylaws.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on those matters.

                                          By Order of the Board of Directors,

                                          [/s/ DANIEL M. MOORE]
                                          Daniel M. Moore
                                          Secretary

April 24, 2002

PROXY - SYNTEL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 17, 2002

The undersigned appoints Bharat Desai and Daniel M. Moore, and each of them, as proxies with full power of substitution and revocation to vote, as designated on the reverse side hereof, all the Common Stock of Syntel, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 17, 2002, or at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' JUDGMENT.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

                                                                                                                                  +

                                                                                 000000 0000000000 0 0000


SYNTEL, INC.                                                                     000000000.000 ext
                                                                                 000000000.000 ext
                                                                                 000000000.000 ext
[BAR CODE]                                                                       000000000.000 ext
                                                                                 000000000.000 ext
                                                                                 000000000.000 ext
MR A SAMPLE                                                                      000000000.000 ext
DESIGNATION (IF ANY)
ADD 1
ADD 2                                                                            HOLDER ACCOUNT NUMBER
ADD 3                                                                            C 1234567890                JNT
ADD 4
ADD 5                                                                            [BAR CODE]
ADD 6


Use a black pen. Print in
CAPITAL letters inside the grey    /A/  /B/  /C/    /1/  /2/  /3/    /X/         / /  Mark this box with an X if you have made
areas as shown in this example.                                                       changes to your name or address details above.

-----------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

 A  ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR the listed nominees.

                                  FOR    WITHHOLD

01 - Neerja Sethi                 / /     / /

02 - Douglas E. Van Houweling     / /     / /

















                               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.


B   AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please date this proxy and sign exactly as your name appears hereon. If you sign as attorney, executor, administrator, trustee, guardian, custodian, or corporate official, please give your full title in such capacity.


Signature 1                             Signature 2                             Date (dd/mm/yyyy)
|--------------------------------|      |--------------------------------|      |--------------------------------------------------|
|                                |      |                                |      |                                                  |
|                                |      |                                |      |/ /       / /       / /                           |
|--------------------------------|      |--------------------------------|      |--------------------------------------------------|


A723       1 U P X                                                                                                                +




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